                                                                  EXHIBIT 10.103

                           MASTER ASSIGNMENT AGREEMENT


                                     BETWEEN


                       ONYX ACCEPTANCE FUNDING CORPORATION


                                       AND


                       MERRILL LYNCH MORTGAGE CAPITAL INC.





                          DATED AS OF FEBRUARY 4, 1998

                                TABLE OF CONTENTS

                                                                                          PAGE
SECTION 1. DEFINITIONS; CONSTRUCTION.......................................................  1
                 (a)    Definitions........................................................  1
                 (b)    Accounting Terms and Determinations................................  5
                 (c)    Other Definitional Terms...........................................  5

SECTION 2. GRANT OF SECURITY INTEREST; DELIVERY OF
                        COLLATERAL; LOANS DISCRETIONARY....................................  6
                 (a)    Grant of Security Interest.........................................  6
                 (b)    Delivery of Instruments of Transfer................................  6
                 (c)    Funding of Loans...................................................  6

SECTION 3. EARNINGS ON COLLATERAL..........................................................  7

SECTION 4. CONFIRMATION STATEMENT..........................................................  8

SECTION 5. MARGIN DETERMINATIONS...........................................................  8
                 (a)    Margin Requirement.................................................  8
                 (b)    Current Margin.....................................................  8
                 (c)    Supplemental Collateral............................................  8
                 (d)    Release of Supplemental Collateral.................................  8

SECTION 6. RELEASE AND SUBSTITUTION OF COLLATERAL..........................................  9

SECTION 7. CONDITIONS TO THE LOANS.........................................................  9
                 (a)    Conditions to the Effective Date...................................  9
                 (b)    Conditions Precedent to all Loans and Substitutions................ 10

SECTION 8. REPRESENTATIONS AND WARRANTIES.................................................. 12
                 (a)    Due Incorporation.................................................. 12
                 (b)    Authorization...................................................... 12
                 (c)    No Conflict........................................................ 12
                 (d)    Approvals, etc..................................................... 12
                 (e)    Good Title......................................................... 13
                 (f)    Tax Liens.......................................................... 13
                 (g)    Financial Statements............................................... 13
                 (h)    No Litigation...................................................... 13
                 (i)    Disclosure......................................................... 13
                 (j)    Permits, Licenses, Approvals, Consents, etc........................ 14
                 (k)    The Investment Company Act......................................... 14
                 (l)    Ownership of Assignor.............................................. 14

SECTION 9. AFFIRMATIVE COVENANTS........................................................... 14
                 (a)    Financial Statements and Other Information......................... 14
                 (b)    Existence, Conduct of Business, etc................................ 15
                 (c)    Taxes.............................................................. 15
                 (d)    Laws............................................................... 15
                 (e)    Name and Locations................................................. 15

                 (f)    Records............................................................ 16
                 (g)    Pay Obligations.................................................... 16
                 (h)    Notices............................................................ 16

SECTION 10.      NEGATIVE COVENANTS........................................................ 16
                 (a)    Liens.............................................................. 16
                 (b)    Mergers, Sales, Dissolution, etc................................... 17
                 (c)    Corporate Changes.................................................. 17
                 (d)    Use of Proceeds.................................................... 17
                 (e)    Further Covenants.................................................. 17

SECTION 11.      EVENTS OF DEFAULT......................................................... 17
                 (a)    Nonperformance..................................................... 17
                 (b)    Termination of Interest............................................ 18
                 (c)    Act of Insolvency.................................................. 18
                 (d)    Material Adverse Change............................................ 18
                 (e)    Default Under Other Contracts...................................... 18
                 (f)    Merger or Consolidation............................................ 18
                 (g)    Anticipated Insolvency............................................. 18
                 (h)    Final Judgment..................................................... 18
                 (i)    Breach of Credit Covenants......................................... 18
                 (j)    Breach of Representation........................................... 19
                 (k)    Breach of Covenant................................................. 19

SECTION 12.      REMEDIES.................................................................. 19
                 (a)    Action Regarding Collateral........................................ 19
                 (b)    Deficiency......................................................... 20
                 (c)    Private Sale....................................................... 20
                 (d)    Application of Proceeds............................................ 20
                 (e)    Default Rate of Interest........................................... 21
                 (f)    Attorney-in-Fact................................................... 21
                 (g)    Payments on Collateral to Assignor................................. 21
                 (h)    Cross-Collateralization; Right of Set-Off.......................... 21

SECTION 13.      MATURITY DATE; INTEREST PAYMENT DATES;
                        REPAYMENT OF PRINCIPAL............................................. 22
                 (a)    Payment on Maturity Date........................................... 22
                 (b)    Interest Payment................................................... 22
                 (c)    Payment of Principal............................................... 22
                 (d)    Event of Default................................................... 22

SECTION 14.      PAYMENT OF TAX LIABILITY.................................................. 22

SECTION 15.      GENERAL PROVISIONS........................................................ 22
                 (a)    No Waiver.......................................................... 22
                 (b)    Governing Law; Severability........................................ 23
                 (c)    Construction....................................................... 23
                 (d)    Assignment......................................................... 23
                 (e)    Notices, Payments, Deliveries...................................... 23
                 (f)    Termination........................................................ 24
                 (g)    Aggregate Amount of Loans; Disbursement of Funds................... 24

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
                 (h)    Expenses........................................................... 25
                 (i)    MLMCI's Right to Pledge............................................ 25
                 (j)    Indemnification.................................................... 25
                 (k)    Further Assurances................................................. 25
                 (l)    Remedies Cumulative................................................ 26
                 (m)    Litigation......................................................... 26

EXHIBIT A  A-1

LOAN SCHEDULE..............................................................................A-4

EXHIBIT B  B-1

EXHIBIT C  C-1

EXHIBIT D  D-1

EXHIBIT E  E-1

EXHIBIT F  F-1


           THIS AGREEMENT is made as of the 4th day of February, 1998 by and between ONYX ACCEPTANCE FUNDING CORPORATION ("Assignor") and MERRILL LYNCH MORTGAGE CAPITAL INC. ("MLMCI"). By executing this Agreement, Assignor and MLMCI agree to be bound by the terms of this Agreement.

                                   WITNESSETH

           WHEREAS the parties elect to enter into this Agreement and, at the request of Assignor, MLMCI may from time to time at its option agree to make one or more loans (in each instance, a "Loan") to Assignor, which Loans shall be limited in aggregate outstanding principal amount to the Maximum Advance Amount, said Loans to be evidenced by Assignor's Note (the "Note") of even date herewith, maturing on the Maturity Date (as defined herein), a form of which is attached hereto as Exhibit A; and

           WHEREAS, in order to induce MLMCI to make Loans from time to time to it, Assignor has agreed to assign and pledge to MLMCI and grant to MLMCI a lien upon and a security interest in the Collateral (as hereinafter defined) for the purpose of securing its obligations under the Note;

           NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, Assignor and MLMCI agree as follows:

            DEFINITIONS; CONSTRUCTION

            Definitions. As used herein, the following terms shall have the meaning herein specified (to be equally applicable to be the singular and plural forms of the terms defined):

        "ABS Issuance Agreements" shall mean the agreements pursuant to which the related Pledged ABS has been issued, including any agreements relating to the payment or distribution of amounts to the holder of such Pledged ABS, which agreements have been previously approved by MLMCI or its affiliate.

        "Act of Insolvency" shall have the meaning ascribed to it in Section 11(c) hereof.

        "Agreement" shall mean this Master Assignment Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

        "Approvals" shall have the meaning set forth in Section 8(d) hereof.

        "Assignor" shall have the meaning set forth in the preamble hereof.

        "Book Net Worth" shall refer to the equity of Assignor determined in accordance with GAAP.

        "Business Day" shall mean any day excluding Saturday, Sunday, or any other day on which banks in New York, New York or California are authorized or required by law to close or a day on which trading by and between banks in Dollars in the London interbank market is not conducted.

        "Closing Date" shall mean with respect to each Loan, the settlement date set forth in the Confirmation Statement applicable to such Loan.

        "Collateral" shall have the meaning ascribed thereto in Section 2 hereof and shall include any Supplemental Collateral.

        "Confirmation Statement" shall have the meaning set forth in Section 4 hereof.

        "Covenant Compliance Certificate" shall refer to a certificate of Assignor and Onyx to the effect that there has not occurred any of the events listed in Section 11(i) as of the date of such certificate.

        "Current Margin" shall have the meaning ascribed to it in Section 5(b) hereof.

        "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

        "Default Rate" shall have the meaning specified in Section 12(e) hereof.

        "Dollar" and the sign "$" shall mean lawful money of the United States of America.

        "Effective Date" shall mean the date that all of the conditions set forth in Section 7 hereof have been met.

        "Event of Default" shall have the meaning set forth in Section 11 hereof.

        "GAAP" shall have the meaning specified in Section 1(b) hereof.

        "Governmental Authority" shall mean any nation, government, or State, or any political subdivision of any of them, or any court, entity or agency exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guaranty" shall mean the guaranty of Onyx substantially in the form set forth at Exhibit E hereto.

        "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) capital lease obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) Indebtedness of others guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

        "Lien" shall mean any interest in property, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, and including, but not limited to, a security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale, financing statement or trust receipt or a lease, consignment or bailment for security purposes.

        "Loan" shall have the meaning set forth in the preamble hereof.

        "Loan Documents" shall mean and include this Agreement, the Note, each Confirmation Statement, the Guaranty, when delivered, and all instruments and documents now or hereafter executed and/or delivered pursuant hereto or thereto or in connection herewith or therewith.

        "Margin Requirement" shall have the meaning set forth in Section 5(a) hereof.

        "Margin Stock" shall have the meaning provided in Regulation G of the Board of Governors of the Federal Reserve System.

        "Market Value" shall mean the fair market value of any Pledged ABS (to the date that it is first eligible to be redeemed) as determined in accordance with MLMCI's valuation model for such type of Pledged ABS, which valuation model shall take into account, among other variables deemed appropriate by MLMCI from time to time, the appropriate prevailing discount rate, current market loss rate assumptions and current market prepayment speeds; provided, however, that such fair market value or valuation model may be modified by MLMCI in its discretion using reasonable business judgment and taking into consideration relevant market conditions at the time of such determination. The pricing assumptions used by MLMCI in determining the fair market value of any Pledged ABS will be set forth in the related Confirmation Statement.

        "Master Repurchase Agreement" shall mean the Master Repurchase Agreement, dated as of February 4, 1998, between MLMCI and Assignor, as the same shall be amended from time to time.

        "Material Adverse Change" shall mean, with respect to Assignor or Onyx, as applicable, a material adverse change in (a) the business, operations, properties, prospects or condition (financial or otherwise) of such Person or
(b) the ability of such Person to perform its obligations hereunder and under the other Loan Documents.

        "Maturity Date" shall mean with respect to each Loan the earlier of (a) one year from the related Closing Date as specified in the Confirmation Statement with respect to such Loan, subject to extension under Section 13(b), and (b) the Termination Date.

        "Maximum Advance Amount" shall mean, as of any date of determination, the lesser of (i) $50,000,000 and (ii) 33% of the average aggregate amount of advances outstanding under the Master Repurchase Agreement during each calendar quarter; provided, however, that the first $10,000,000 of the Maximum Advance Amount shall not be subject to the restriction in clause (ii) above from the Effective Date until March 31, 1998.

        "MLMCI" shall have the meaning set forth in the preamble hereof.

        "Net Worth" shall refer to the sum of equity and subordinated debt of Onyx determined in accordance with GAAP less the sum of (i) intercompany receivables, (ii) loans to officers or employees of Onyx, (iii) goodwill and
(iv) deferred taxes, in every case determined on a consolidated basis.

        "Note" shall have the meaning set forth in the preamble hereof.

        "Obligations" shall mean the principal of and all interest on the Loans, all fees, expenses, reimbursements (including, without limitation the reasonable fees and expenses of attorneys), taxes and indemnities and other amounts payable by the Assignor under the Loan Documents and under any other documents or instruments executed and delivered by Assignor in connection therewith to MLMCI pursuant to Section 2 hereof or any of their respective successors or assigns, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and however arising.

        "Onyx" shall mean Onyx Acceptance Corporation, the direct or indirect sole shareholder of Assignor.

        "Outstanding Loans" shall mean on the date of determination thereof the aggregate unpaid principal amount of each Loan made hereunder.

        "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

        "Pledged ABS" shall mean any residual, subordinated or interest strip class of asset backed securities (i) issued in connection with a securitization involving Assignor, Onyx or an affiliate of either of them, and in which MLMCI or an affiliate of MLMCI has acted as the lead or co-lead underwriter or placement agent and (ii) pledged by Assignor hereunder and accepted by MLMCI in connection with a Loan hereunder.

        "Prime Rate" shall mean the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates).

        "Proceeds" shall have the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, (i) any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Assignor from time to time in connection with any reacquisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority and any sale, transfer or other disposition of all or any part of the Collateral, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

        "Substitute Collateral" shall have the meaning set forth in Section 6 hereof.

        "Supplemental Collateral" shall mean collateral acceptable to MLMCI in accordance with the provisions of Section 5(c) hereof.

        "Termination Date" shall have the meaning ascribed to it in Section 15(f) hereof.

        "UCC" shall mean the Uniform Commercial Code in effect from time to time in the applicable jurisdiction.

            Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with the financial statements referred to in Sections 9(a)(i) and 9(a)(ii) hereof.

            Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified. Any defined term which relates to a document shall include within its definition any amendments, modifications, renewals, restatements, extensions, supplements or substitutions which may have been heretofore or may be hereafter executed in accordance with the terms hereof.

                     GRANT OF SECURITY INTEREST; DELIVERY OF
                         COLLATERAL; LOANS DISCRETIONARY

            Grant of Security Interest. Assignor hereby grants, pledges, assigns, transfers and delivers to MLMCI with respect to each Loan on the Closing Date, and grants to MLMCI a lien upon and continuing security interest in all of Assignor's right, title and interest in, to and under all of the following whether now owned or existing, or at any time hereafter acquired or arising, by Assignor or in which Assignor now has or at any time in the future may acquire any right, title or interest (all of which being hereinafter collectively called the "Collateral"): (i) the Pledged ABS described in the Confirmation Statement delivered pursuant to Section 4 relating to a Loan, (ii) any Supplemental Collateral that may be granted to MLMCI pursuant to Section 5(c) hereof (provided, however, that any representations, warranties or covenants contained herein, and the grant of a lien and security interest with respect to any Supplemental Collateral, shall be effective as to any Supplemental Collateral (or any Proceeds, distributions or other amounts realized in respect of such Supplemental Collateral) only upon the delivery of such Supplemental Collateral to MLMCI pursuant to such Section 5(c) hereof),
(iii) all Proceeds, distributions and other amounts realized in respect of any of the foregoing, as security for the due and punctual payment by Assignor of the Note and any amounts that may become payable thereunder or hereunder and
(iv) with respect to any Loan, all books and records of Assignor pertaining to any of the foregoing.

            Delivery of Instruments of Transfer. Assignor shall, with respect to each Loan, deliver to MLMCI the Collateral endorsed in the name of MLMCI or its nominee or with properly endorsed instruments of transfer (including, without limitation, any necessary assignments, corporate resolutions and opinions of legal counsel) that will enable MLMCI to cause such Collateral to be so registered without further action on the part of the Assignor and such instruments of transfer to the appropriate transfer agent.

            Funding of Loans. (i) MLMCI Discretion. MLMCI shall not be required to make any Loans hereunder and any Loan hereunder shall be made by MLMCI in its sole discretion upon written request delivered by Assignor to MLMCI not less than one (1) Business Day prior to the applicable Closing Date.

              Loan Advances. If MLMCI determines to make any Loan hereunder, then in accordance with the related Confirmation Statement, MLMCI shall advance such Loan to Assignor at a principal amount, described in such Confirmation Statement, up to a maximum of 70% of the Market Value of the Collateral until the Guaranty is delivered and 75% of the Market Value of the Collateral thereafter. Each Loan advance hereunder shall be recorded as such by MLMCI and be evidenced by the "Loan Schedule" attached to the Note, and any repayments of each such Loan shall be recorded as such by MLMCI and be evidenced by such "Loan Schedule"; provided, however, that the failure of such recordation by MLMCI shall not affect the rights of the parties hereunder with respect to such Loan.

              Interest Rate. Each Loan shall bear interest, as calculated on a monthly basis from and including the related Closing Date to but excluding the date such Loan is paid in full, on the unpaid principal amount thereof from the related Closing Date through maturity at a rate per annum equal to (a) seventy-five (75) basis points in excess of the Prime Rate (determined daily) with respect to Loans for which the provision of clause (ii) of the definition of Maximum Advance Amount is not satisfied and (b) in all other cases, two hundred and fifty (250) basis points over the prevailing London Interbank Offered Rate for one-month United States Dollar deposits as set forth on page 8695 of Telerate as of 8:00 a.m. New York City time on the last Business Day of the month preceding the month in which such interest is currently accruing.

            MLMCI's Duty of Care. Except as herein provided in this Section 2(d), MLMCI's sole duty with respect to the Collateral shall be to use reasonable care in the safekeeping, custody, use, operation and preservation of the Collateral in its possession or control. MLMCI shall incur no liability to Assignor for any act of government, act of God, or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by and supervised by MLMCI with reasonable care, or MLMCI's failure to provide adequate protection or insurance for the Collateral. MLMCI shall have no obligation to take any action to preserve any rights in any of the Collateral against prior parties, and Assignor hereby agrees to take such action. Assignor shall defend the Collateral against all such claims and demands of all persons, at all times, as are adverse to MLMCI. MLMCI shall have no obligation to realize upon any Collateral, except through proper application of any distributions with respect to the Collateral made directly to MLMCI or its agent(s). So long as MLMCI shall act in a commercially reasonable manner, Assignor hereby waives the defense of impairment of the Collateral.


            EARNINGS ON COLLATERAL

        All payments and distributions, whether in cash or in kind, made on or with respect to the Collateral shall, so long as an Event of Default as defined in Section 11 hereof shall not have occurred and be continuing, be paid to the registered holder thereof directly by the applicable paying agent, and upon receipt by such holder such payments and distributions shall be released from the lien and security interest granted to MLMCI hereunder. Subject to compliance with the ABS Issuance Agreements, MLMCI may, in its sole discretion after the occurrence and during the continuation of an Event of Default, cause all such payments and distributions to be paid, delivered or transferred directly to MLMCI.

            CONFIRMATION STATEMENT

        MLMCI shall, with respect to each Loan, deliver a confirmation statement substantially in the form attached hereto as Exhibit B (in each case, the "Confirmation Statement") to Assignor confirming the agreement between Assignor and MLMCI as to the specific terms of the Loan. Each such Confirmation Statement shall constitute a binding agreement between Assignor and MLMCI, and this Agreement is hereby incorporated in each such Confirmation Statement and made a part thereof as if it were set out in full in each such Confirmation Statement. Each such Confirmation Statement will be binding upon the parties hereto unless written notice of objection is given by the objecting party to the other party within two (2) Business Days after the objecting party's receipt of such Confirmation Statement.


            MARGIN DETERMINATIONS

            Margin Requirement. A margin requirement (the "Margin Requirement") expressed as a percentage shall be established by MLMCI with respect to each Loan on the related Closing Date and shall be set forth in the related Confirmation Statement. The Margin Requirement for any Loan shall be 30% until the Guaranty is delivered and 25% thereafter.

            Current Margin. MLMCI may, in its reasonable discretion, from time to time calculate the Current Margin with respect to any Loan, which shall equal the amount by which (i) 100% exceeds (ii) a fraction (expressed as a percentage)
(A) the numerator of which is the then outstanding principal amount of such Loan together with accrued and unpaid interest thereon to the date of determination and (B) the denominator of which shall be the then current Market Value of the related Collateral (including any Supplemental Collateral delivered pursuant to this Agreement) then held by MLMCI.

            Supplemental Collateral. If MLMCI shall at any time determine with respect to a Loan that the Current Margin is less than the related Margin Requirement, MLMCI may in its discretion notify Assignor of such fact, and Assignor shall, on the day of such notice, if such notice is received prior to 10:00 a.m. New York City time, and on the Business Day next succeeding the day of such notice, if such notice is received after 10:00 a.m. New York City time, deliver to MLMCI cash or Supplemental Collateral acceptable to MLMCI in its sole reasonable judgment as Collateral hereunder, which cash shall be applied to reduce the principal balance of the related Loan and which Supplemental Collateral shall, in the aggregate, equal an amount such that, after giving effect to the application of such cash and the delivery of such Supplemental Collateral, the Current Margin for such Loan will be at least equal to the related Margin Requirement. Delivery of Supplemental Collateral pursuant to this
Section 5(c) shall be in such manner as is acceptable to, and under such additional conditions as may be required by, MLMCI in its sole reasonable judgment.

            Release of Supplemental Collateral. If at any time the Current Margin for a Loan exceeds the Margin Requirement for such Loan and provided that Assignor shall not have failed to satisfy the requirements of Section 5(c) with respect to any notice thereunder given by MLMCI relating to any Loan, Assignor may, upon notice to MLMCI, demand that MLMCI redeliver all or any portion of the Supplemental Collateral, provided, however, that after giving effect to such redelivery, the Current Margin would not be less than the Margin Requirement, and MLMCI shall make good delivery of such Supplemental Collateral, in a manner equivalent to the manner in which such Supplemental Collateral was delivered to MLMCI, no later than the Business Day following receipt by MLMCI of such notice. In such connection, MLMCI shall execute such other documents and take such other actions as the Assignor may reasonably request in order to evidence and give effect to the release of such Supplemental Collateral from the security interest granted by this Agreement.


            RELEASE AND SUBSTITUTION OF COLLATERAL

          Assignor may obtain the release from MLMCI of the security interest in and lien on all or any part of the Collateral at any time, and from time to time, by paying to MLMCI as a repayment the amount of the Loan outstanding with respect to such Collateral to be so released and MLMCI shall effect such release upon such repayment; provided, however, that the date of any such repayment must be acceptable to MLMCI. Any release of the security interest in and lien on all or any part of the Collateral as a result of a repayment or a substitution pursuant to this Section shall be evidenced by the execution and delivery by MLMCI of appropriate documentation to evidence such release.

          MLMCI shall allow Assignor, in Assignor's sole discretion, to provide collateral acceptable to MLMCI, in MLMCI's sole reasonable discretion, to be substituted for existing Collateral of equal or greater market value. All certificates or instruments representing such substituted collateral shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to MLMCI.


            CONDITIONS TO THE LOANS

            Conditions to the Effective Date. The obligation of MLMCI to enter into this Agreement is subject to the satisfaction by Assignor of the following conditions on the Effective Date:

              Loan Documents. MLMCI shall have received the following documents each in form and substance satisfactory to MLMCI and its counsel:

                this Agreement, executed and delivered on behalf of Assignor by a duly authorized officer of Assignor,

                the Note, executed and delivered on behalf of Assignor by a duly authorized officer of Assignor, the related Collateral, if delivery of the Collateral is required in order to perfect MLMCI's security interest in such Collateral, and the Master Repurchase Agreement, executed and delivered on behalf of Assignor by a duly authorized officer of Assignor.

          Proceedings of Assignor. MLMCI shall have received a copy of the resolutions in form and substance satisfactory to MLMCI and its counsel, of Assignor authorizing (i) the execution, delivery and performance of the Loan Documents and the other documents to be executed and/or delivered by it pursuant hereto or thereto or in connection herewith or therewith, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the security interest contemplated hereby, certified by a duly authorized officer of Assignor as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

             Corporate Documents of Assignor. MLMCI shall have received true and complete copies of the Certificate of Incorporation and By-Laws of Assignor (including any and all amendments, supplements and modifications thereto) certified to such effect by a duly authorized officer of Assignor as of the Effective Date.

             No Violation. The consummation of the transactions contemplated hereby and by the other Loan Documents shall not contravene, violate or conflict with, nor involve MLMCI in a violation of, any requirement of law.

             Permits, Licenses, Approvals, Consent, etc. MLMCI shall have received a certificate of a duly authorized officer of Assignor certifying that all permits, licenses, approvals and consents required in connection with the execution, delivery and performance by Assignor and the validity and enforceability against Assignor of this Agreement and the other Loan Documents have been obtained and such permits, licenses, approvals and consents are in full force and effect and have not been amended, modified, revoked or rescinded.

             Corporate Documents of Onyx. MLMCI shall have received true and complete copies of the Certificate of Incorporation and By-Laws of Onyx (including any and all amendments, supplements and modifications thereto) certified to such effect by a duly authorized officer of Onyx as of the Effective Date.

             Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to MLMCI and its counsel.

            Conditions Precedent to all Loans and Substitutions. The making of any Loan or the permitting of any substitution of Substitute Collateral by MLMCI hereunder is, except as otherwise provided in this Section 7, subject to compliance by Assignor with the following conditions precedent and the other terms and conditions hereof and, the giving of any notice by

Assignor with respect to a Loan pursuant to Section 4 and the acceptance of the Proceeds of any Loan by Assignor and the substitution of any Substitute Collateral shall be deemed certification by Assignor that the following conditions shall have been met:

               Representations and Warranties. Each of the representations and warranties made by Assignor herein and in the other Loan Documents are true and correct on and as of the Closing Date, before and after giving effect to the Loan (and the application of the Proceeds therefrom) or the substitution, as though made on and as of such date.

          No Default. Before and after giving effect to such Loan (and the application of Proceeds therefrom) or such substitution, no Default or Event of Default shall have occurred and is continuing on and as of the Closing Date.

         Financing Statements. The separate financing statement, instrument or other document, if required by MLMCI to be recorded and/or filed with respect to the subject Loan or substitution, shall have been so recorded and/or filed.

         Good Standing Certificates. On or prior to the initial Closing Date hereunder and from time to time thereafter as MLMCI may reasonably request (but not more frequently than quarterly), MLMCI shall have received original certificates, in form and substance satisfactory to MLMCI and its counsel, from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of Assignor and Onyx in their respective jurisdiction of incorporation and in each other jurisdiction where the ownership of their respective property or the conduct of its business requires such qualification.

         Legal Opinion of Counsel to Assignor and Onyx. On or prior to the initial Closing Date hereunder and on each date after the initial Closing Date that a security interest in Collateral is granted to MLMCI hereunder Assignor shall cause to be delivered to MLMCI an opinion of counsel to Assignor and Onyx (which counsel may be internal counsel for Onyx and shall be satisfactory to MLMCI), in substantially the form attached hereto as Exhibit C or such other form as MLMCI and Assignor may mutually agree.

         Recordings and Filings. All material instruments and documents (including, without limitation, financing statements and continuation statements) required to be filed hereunder in order to create in favor of MLMCI a perfected security interest in the Collateral hereunder shall have been properly filed in each office in each relevant jurisdiction and copies of such instruments and documents, stamped to indicate such filing, shall have been delivered to MLMCI.

          Proceedings of Onyx. On the date of delivery of the Guaranty MLMCI shall have received a copy of the resolutions in form and substance satisfactory to MLMCI and its counsel, of Onyx authorizing the execution, delivery and performance of the Guaranty certified by a duly authorized officer of Onyx as of the date of delivery of the Guaranty, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

                Guaranty. On and after the date of delivery of the Guaranty, the Guaranty shall be in full force and effect.

            REPRESENTATIONS AND WARRANTIES

        In order to induce MLMCI to enter into this Agreement and to make the Loans hereunder, Assignor hereby represents and warrants to MLMCI, and shall on and as of the Closing Date of each Loan and each date on which Substitute Collateral is substituted, be deemed to represent and warrant to MLMCI, that:

            Due Incorporation. Assignor has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation and is duly qualified and in good standing in each other jurisdiction where the conduct of its business or the ownership, lease or operation of its property requires such qualification.

            Authorization. Assignor has full power and authority to execute and deliver the Loan Documents and to perform its obligations hereunder and thereunder; the Loan Documents have each been duly authorized by all necessary action and neither requires any additional approval of any directors or officers other than that which has already been obtained, each has been duly executed and delivered by Assignor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or similar laws of general applicability relating to or affecting creditors' rights, to the assumption that enforcement will be undertaken in a commercially reasonable manner and to general principles of equity and equitable remedies, regardless of whether enforcement is considered in a proceeding in equity or at law.

            No Conflict. Neither the execution and delivery nor the performance by Assignor of this Agreement or the Note will conflict with the governing instruments of Assignor or conflict with, result in a breach of or constitute a default or require any consent under any instrument or agreement to which Assignor is a party or by which Assignor may be bound, or any law, order or regulation applicable to Assignor of any court, governmental agency, authority or body having jurisdiction over Assignor and do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of Assignor's properties.

            Approvals, etc. Neither the execution and delivery nor the performance by Assignor of this Agreement requires any authorization, approval, consent, license, exemption (other than any self-executing exemption), filing, registration or the taking of any other action in respect of any federal or state authority except where the failure to comply with such requirement would not adversely affect the delivery, execution or performance by Assignor of this Agreement or cause a Material Adverse Change.

            Good Title. (i) Subject to the ABS Issuance Agreements, Assignor is the owner of the Collateral and such Collateral is free and clear of all security interests, liens, charges, encumbrances and rights of others, except for the lien and security interest created hereby, and on the related Closing Date, MLMCI has a first priority lien on and security interest in the Collateral (including all Proceeds, distributions and other amounts realized in respect thereof) in favor of MLMCI, subject to no prior security interest, lien, charge, encumbrance or rights of others, and, MLMCI having taken possession of the Collateral endorsed in the name of MLMCI or its nominee or delivered with such instruments of transfer as provided in Section 2(b) hereof, no further action, including any filing or recordation of any document, is currently required in order to establish and perfect the liens on and security interests in the Collateral in favor of MLMCI against any third parties in any jurisdiction.

             Assignor's chief executive office and the place where its books and records concerning the Collateral are kept is set forth on Exhibit D hereto. Each location of Assignor where any of the Collateral is located is set forth on Exhibit D.

            Tax Liens. There are no delinquent federal, state, city, county or other taxes relating to Assignor, the Collateral or any arrangement pursuant to which the Collateral is issued that might, in the reasonable judgment of MLMCI, materially adversely affect any of the Collateral or cause a Material Adverse Change in Assignor, and all such delinquent tax liabilities have been satisfied except those that are being contested by Assignor in good faith and with respect to which payment has been stayed by a court of competent jurisdiction.

            Financial Statements. Since the date of the most recent financial statement delivered by Assignor to MLMCI, there has been no Material Adverse Change. Assignor shall provide MLMCI with such financial statements and other information as is contemplated in Section 9(a) hereof.

            No Litigation. There are no actions, suits, investigations, or other proceedings pending, or, to the best knowledge of Assignor, after due inquiry, threatened, against or affecting Assignor by or before any court, arbitrator, Governmental Authority which challenge any of the transactions contemplated under this Agreement or any other Loan Document or could result in a Material Adverse Change and there are no preliminary or permanent injunctions or orders by any court or other Governmental Authority pending affecting this Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby.

            Disclosure. No certificate, statement, report or other document furnished and no representation or warranty made or to be furnished or made to MLMCI by or on behalf of

Assignor in or in connection with this Agreement or any transaction contemplated hereby, or in connection with any other Loan Document or any transaction contemplated thereby, at the time furnished, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein not misleading.

            Permits, Licenses, Approvals, Consents, etc. Assignor has obtained any and all permits, licenses, approvals and consents of any Governmental Authority or other Person as may be required in connection with the execution, delivery and performance by and the validity and enforceability against Assignor of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby or thereby (all such permits, licenses, approvals and consents, if any, are in full force and effect and have not been amended, modified, revoked or rescinded).

            The Investment Company Act. Assignor is not an "investment company", or an entity "controlled by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            Ownership of Assignor. Assignor is a direct or indirect wholly-owned subsidiary of Onyx.

            AFFIRMATIVE COVENANTS

        Until the Obligations are paid and satisfied in full and this Agreement has been terminated, Assignor covenants and agrees that it will:

            Financial Statements and Other Information.  Furnish to MLMCI:

             as soon as available and in any event within sixty (60) days after the close of each of the first three (3) quarters of each fiscal year of Assignor, the Onyx applicable quarterly Form 10-Q as filed with the Securities and Exchange Commission, including the consolidating statements for the Assignor, subject to normal recurring year-end audit adjustments, and as prepared in accordance with GAAP;

             as soon as available and in any event within one hundred and twenty
(120) days after the close of each fiscal year of Onyx, a consolidated balance sheet of Onyx, a consolidated statement of income of Onyx and a consolidated statement of changes in financial position of Onyx's consolidated financial group as at the end of and for the fiscal year just closed, setting forth the corresponding figures of the previous fiscal year, if applicable, in comparative form, all in reasonable detail and certified (without any qualification or exception deemed material by MLMCI); by independent public accountants selected by Onyx and reasonably satisfactory to MLMCI;

             concurrently with the delivery of the financial statements required to be furnished by Section 9(a)(ii) hereof, a certificate signed by the chief executive or financial officer of Assignor, stating (1) that a review of the activities of Assignor during such quarter or fiscal year, as the case may be, has been made under his or her immediate supervision with a view to determining whether Assignor has observed, performed and fulfilled all of its obligations under this Agreement and whether Assignor is in compliance with the representations and warranties in Section 8 hereof and the covenants in Sections 9 and 10 hereof, and (2) that there existed during such quarter or fiscal year, as the case may be, no Event of Default and no Default or if any such Event of Default or Default did exist, specifying the nature thereof, the period of existence thereof and what action Assignor proposes to take, or has taken, with respect thereto;

             promptly, and in any event no later than five (5) Business Days, after the commencement thereof, written notice of any material actions, suits or proceedings (including arbitrations) against Assignor or Onyx before any court or other Governmental Authority;

             immediately upon becoming aware of any development or other information which is reasonably likely to result in a Material Adverse Change of Assignor or Onyx, as applicable, written notice specifying the nature of such development or information, such anticipated effect and action, if any, Assignor or Onyx proposes to take or has taken with respect thereto;

             with reasonable promptness of Assignor or Onyx, as applicable, such other information respecting any matter likely to result in a Material Adverse Change of Assignor or Onyx, as applicable, as MLMCI may reasonably request from time to time.

            Existence, Conduct of Business, etc. Continue to engage primarily in the business of the same general type as now conducted by it and preserve, renew and maintain in full force and effect its existence and all permits, licenses, approvals, consents, rights, privileges and franchises necessary or desirable in the conduct or transaction of its business or the ownership or operation of its properties or the lease of its properties to which it is a lessee.

            Taxes. Assignor will pay and discharge all taxes, levies, liens and other charges on its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral.

            Laws. Assignor will at all times comply in all material respects with all laws, ordinances, rules and regulations of any federal, state, municipal or other public authority having jurisdiction over Assignor or any of its assets.

            Name and Locations. Assignor will immediately advise MLMCI in writing of the opening of any new chief executive office or the closing of any such office and of any change in Assignor's name or the places where the books and records pertaining to the Collateral are kept.

            Records. Assignor will maintain records with respect to the Collateral and the conduct and operation of its business in conformity with general industry standards and with no less a degree of prudence than if the Collateral were held by Assignor for its own account and will furnish MLMCI, upon reasonable request by MLMCI or its designated representative, with reasonable information with respect to the Collateral and the conduct and operation of its business. Assignor will permit MLMCI or its designated representative to inspect Assignor's records with respect to the Collateral and the conduct and operation of its business upon reasonable notice from MLMCI or its designated representative, at such reasonable times and with reasonable frequency, and to make copies or extracts of any and all thereof. MLMCI shall act in a commercially reasonable manner in requesting and conducting any inspection relating to the conduct and operation of Assignor's business.

            Pay Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and the Assignor has established adequate reserves with respect thereto and no Liens have attached to the Collateral or any portion thereof.

            Notices. Promptly, and in any event within one (1) Business Day of the occurrence thereof, notify MLMCI in writing of (i) the occurrence of any Default or Event of Default hereunder or under any other Loan Document or (ii) any event of default by any party thereto under any indenture, mortgage, deed of trust, agreement or other instrument or contractual obligation to which the Assignor is a party or by which any of its properties may be bound or affected which could result in a Material Adverse Change, and specifying in each case the action the Assignor has taken or proposes to take with respect thereto.

            Covenant Compliance Certificate. Deliver or cause to be delivered a Covenant Compliance Certificate to MLMCI on the first Business Day of each calendar month.

            Monthly Collateral Report. Furnish or cause to be furnished to MLMCI, on the last Business Day of each month, a report for each Pledged ABS substantially in the form of, and containing the information set forth on, Exhibit F hereto.

            Guaranty. Assignor shall proceed in good faith to cause Onyx to amend Onyx's existing warehouse agreements so as to enable Onyx to provide to MLMCI a guaranty substantially in the form of the Guaranty, and after such amendments have been made Assignor shall proceed in good faith to cause Onyx to provide such guaranty to MLMCI.

            NEGATIVE COVENANTS

        Until the Obligations are paid and satisfied in full and this Agreement has been terminated, the Assignor covenants and agrees that it will not:

            Liens. Create, incur, assume or suffer to exist, any Lien on any of the Collateral whether now owned or hereafter acquired, other than Liens in favor of MLMCI hereunder.

            Mergers, Sales, Dissolution, etc. (i) Merge into or consolidate with any other Person without the prior consent of MLMCI, which consent shall not be unreasonably withheld, or (ii) assign, transfer, sell, lease, or otherwise dispose of any of the Collateral, or all or substantially all of its other property or assets to any other Person or (iii) wind up, liquidate or dissolve, or agree to do any of the foregoing.

            Corporate Changes. Change its name, principal place of business, the location where its books and records are kept with respect to the Collateral or corporate structure or ownership on less than thirty (30) days prior written notice to MLMCI. MLMCI is hereby notified and acknowledges the prospective change in Assignor's principal place of business as described in Section 9(e) above.

            Use of Proceeds. The Proceeds of the Loans made pursuant to this Agreement will not be used by the Assignor, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any debt which was originally incurred to purchase or carry Margin Stock or for any other purpose which might constitute the Loans under this Agreement as being "purpose credit" within the meaning of Regulation G or X of the Board of Governors of the Federal Reserve System.

            Further Covenants. Without prior written consent of MLMCI, Assignor will not: (i) assign, sell, transfer, pledge or grant any security interest in or lien on any of the Collateral to anyone except MLMCI, permit any financing statement (except any financing statements in favor of MLMCI) or assignment (except for any assignments in favor of MLMCI) to be on file in any public office with respect thereto, (ii) permit or suffer to exist any security interest, lien, charge, encumbrance or right of others to attach to any of the Collateral, except as contemplated by this Agreement, or (iii) consent to any amendment or supplement to any ABS Issuance Agreement that is reasonably likely to result in a material adverse affect on the Market Value of the Pledged ABS, but excluding in any event any amendment or supplement that effectuates a letter-of-credit and the limited quarterly substitution into a related reserve fund for the release of cash as contemplated in such ABS Issuance Agreement.


            EVENTS OF DEFAULT

        Each of the following, so long as it shall not have been remedied, shall constitute an "Event of Default" hereunder:

            Nonperformance. Any failure to pay, whether on the acceleration thereof or otherwise, any amounts due under the Note or any failure to pay any amount due under this Agreement or to perform any provision of this Agreement in accordance herewith, or any material breach of any representation, warranty or covenant set forth herein or in the Note.

            Termination of Interest. The lapse or termination of Assignor's interest in any of the Collateral.

            Act of Insolvency. The filing by Assignor or any affiliate, of a petition in bankruptcy, the adjudication of Assignor or any affiliate as insolvent or bankrupt, the petition or application by Assignor or any affiliate for any receiver or trustee for itself or any substantial part of its property, the commencement by Assignor or any affiliate of any proceeding relating to it under any reorganization, arrangement, dissolution or liquidation law, or the initiation of any such proceeding against Assignor or any affiliate, if Assignor or such affiliate indicates by any act its consent thereto or if such proceeding is not dismissed within sixty (60) days.

            Material Adverse Change. In the reasonable judgment of MLMCI, a Material Adverse Change with respect to Assignor or Onyx shall have occurred.

            Default Under Other Contracts. Assignor shall be in default with respect to any normal and customary covenants under any contract or agreement to which it is a party (which covenants include, but are not limited to, an Act of Insolvency of Assignor or the failure of Assignor to make required payments under such contract or agreement as they become due) which default permits acceleration of the obligations of Assignor under such contract or agreement by any other party thereto and which default, in the reasonable judgment of MLMCI, is likely to result in a Material Adverse Change with respect to Assignor or Onyx.

            Merger or Consolidation. Assignor shall merge or consolidate into any entity or shall no longer be wholly-owned by Onyx unless MLMCI shall have expressly consented to such merger or consolidation in writing, which consent shall not be unreasonably withheld.

            Anticipated Insolvency. MLMCI shall reasonably determine that Assignor is or will be unable to meet its commitments hereunder or, on and after the delivery of the Guaranty, that Onyx is or will be unable to meet its commitments under the Guaranty, notifies Assignor of such determination and Assignor shall not have responded with appropriate information to the contrary to the satisfaction of MLMCI within thirty-six (36) hours.

            Final Judgment. A final, non-appealable judgment by any competent court in the United States for the payment of money in an amount of at least $100,000 is rendered against Assignor or Onyx, and the same remains undischarged and unpaid for a period of sixty (60) days during which execution of such judgment is not effectively stayed.

            Breach of Credit Covenants.  The occurrence of any of the following:

            (1) Onyx shall experience losses or changes in its financial condition (exclusive of amounts withdrawn for payment of taxes due and payable by the shareholders of Onyx) that cause its Net Worth for any two consecutive calendar quarters to be less than or equal to 80% of its Net Worth as of the commencement of such period.

            (2) The ratio of Onyx's total Indebtedness to Onyx's Net Worth determined as of the end of each calendar month shall exceed 8:1.

            (3) Onyx's Net Worth shall at any time be less than $30,000,000.

            Breach of Representation. Any representation or warranty made by Assignor herein shall have been incorrect or untrue in any material respect when made or repeated or when deemed to have been made or repeated and which breach, in the reasonable judgment of MLMCI, is likely to result in a Material Adverse Change of Assignor or Onyx.

            Breach of Covenant. Assignor shall breach in any material respect any covenant made by it herein and MLMCI's interests shall have been materially adversely affected thereby.


            REMEDIES

            Action Regarding Collateral. If an Event of Default shall occur, MLMCI, without demand of performance or other demand or notice of any kind to Assignor or any other person, all of which are hereby expressly waived, may forthwith apply the cash, if any, then held by it as part of the Collateral relating to any Loan to the payment of any of the Obligations, and, if there shall be no such cash or the cash so applied shall not be sufficient to pay in full all such Obligations, may thereafter collect, receive, appropriate, retain and realize upon the Collateral, or any part thereof, and may forthwith sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more parcels at such public or private sale or sales, at such place or places, at such price or prices and upon such other terms and conditions as MLMCI may deem best (provided, however, that MLMCI shall act in all respects in a commercially reasonable manner), for cash or on credit or for future delivery without assumption of any credit risk, with the right of MLMCI upon any such sale or sales to purchase all or any part of the Collateral so sold. Upon any sale, transfer or other disposition of the Collateral pursuant hereto MLMCI shall have the right to deliver, assign and transfer to the transferee thereof the Collateral so sold. Each transferee upon any such transfer or other disposition shall hold the property thereby acquired by it absolutely free from any claim or right of any kind, including any equity or rights of redemption, of Assignor, who hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute whether now existing or hereafter adopted (in the latter case, to the extent permitted thereby). Assignor agrees that MLMCI need give only such notice of the time and place of any public or private sale (including any adjourned private sale) or other intended disposition as may be required by market conditions and standards of commercial reasonableness and that MLMCI need not in any event give more than five (5) Business Days' notice that such sale or disposition is to take place. Assignor agrees that the notice provided for in the preceding sentence is reasonable notification of such matters.

        MLMCI shall not be obligated to make any sale pursuant to any such notice. MLMCI may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by MLMCI until the selling price is paid by the purchaser thereof, but MLMCI shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. MLMCI, however, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the lien and security interest created hereby and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

            Deficiency. If the Proceeds of sale, collection, foreclosure or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, Assignor shall remain liable for any deficiency.

            Private Sale. MLMCI shall incur no liability as a result of the sale of the Collateral (provided, however, that MLMCI shall act in a commercially reasonable manner) or any part thereof, at any private sale. Assignor hereby waives any claims against MLMCI or any holder or holders of the Note arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if MLMCI accepts the first offer received and does not offer the Collateral to more than one offeree (provided, however, that MLMCI shall act in a commercially reasonable manner).

            Application of Proceeds. The Proceeds of any sale or other realization of all or any part of the Collateral, and any other cash at the time held by MLMCI under this Agreement, shall be applied by MLMCI in the following order of priority:

                First, to the payment of the costs and expenses of such sale and all expenses (including the reasonable fees and expenses of counsel), liabilities and advances made or incurred by MLMCI in connection therewith.

                Second, to the payment of all accrued interest under the Note due or past due.

                Third, to the payment of principal upon the Note due or past due.

                Fourth, to the payment of all other amounts owing under this Agreement.

                Fifth, to the payment to Assignor, or to such other person as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds and other cash.

            Default Rate of Interest. After demand is made with respect to the Note or upon acceleration thereof, until the balance thereof shall be paid, the Loan amounts due thereunder, shall bear interest at a per annum rate (based on a year of 360 days and actual days elapsed) equal to two hundred (200) basis points in excess of the interest rate for such Loan, but in no event higher than the maximum rate permitted by law.

            Attorney-in-Fact. Effective upon the occurrence of an Event of Default hereunder, MLMCI is hereby appointed the attorney-in-fact of Assignor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which MLMCI may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, after an Event of Default has occurred, MLMCI shall have the right and power to receive, endorse and collect all checks made payable to the order of Assignor representing any distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

            Payments on Collateral to Assignor.

             All rights of Assignor to receive any payments from the related Collateral which it would otherwise be authorized to receive shall cease, and all such rights shall thereupon become vested in MLMCI, which shall thereupon have the sole right to receive and hold as Collateral such payments.

             All payments which are received by Assignor contrary to the provisions of the preceding subsection (i) shall be received in trust for the benefit of MLMCI, shall be segregated from other funds of Assignor and shall be promptly paid to MLMCI.

            Cross-Collateralization; Right of Set-Off. MLMCI may, in its sole discretion upon the occurrence and during the continuation of an Event of Default hereunder, proceed against any assets held by it under the Master Repurchase Agreement and shall have a right of set-off against any amounts owed by MLMCI to Assignor under the Master Repurchase Agreement. In addition, the parties agree that MLMCI may, in its sole discretion upon the occurrence and during the continuation of an event of default under the Master Repurchase Agreement, proceed against any assets held by it hereunder and shall have a right of set-off against any amounts owed by MLMCI to Assignor hereunder.

            MATURITY DATE; INTEREST PAYMENT DATES;
                       REPAYMENT OF PRINCIPAL

            Payment on Maturity Date. Assignor and MLMCI hereby agree that the Obligations of Assignor hereunder and under the Note are payable on the Maturity Date unless earlier payment thereof is required pursuant to the terms of this Agreement.

            Interest Payment. Interest on each Loan shall be payable on the dates described in the related Confirmation Statement.

            Payment of Principal. The principal portion of each Loan may be repaid in whole or in part at the discretion of Assignor on any date on which a payment of interest is to be made thereon by Assignor pursuant to the terms of this Agreement and the related Confirmation Statement provided that (i) Assignor shall have provided MLMCI with not less than two (2) Business Days' written notice of Assignor's intention to effect such repayment and the amount thereof,
(ii) all payments of interest then due and owing on the Loan are paid in full and (iii) no Event of Default has occurred and is continuing with respect to any of Assignor's Obligations hereunder or under the Note.

            Event of Default. Nothing in this Section 13 shall be deemed to limit the right of MLMCI to require, so long as an Event of Default shall have occurred and is continuing, the payment by Assignor of all Obligations arising hereunder and under the Note.


            PAYMENT OF TAX LIABILITY

        The Assignors and MLMCI agree that any tax or other liability (excluding any tax liability arising from the receipt by MLMCI of interest income on any Loan under this Agreement) incurred by the beneficial owner or the registered holder of any Collateral pledged under the this Agreement shall be borne by Assignor. So long as any Obligations are outstanding hereunder, Assignor agrees to indemnify MLMCI for, and to hold MLMCI harmless against, any liability inuring to MLMCI as a result of the endorsement of the Collateral in MLMCI's name, or MLMCI's status as the lender hereunder or beneficial holder of such Collateral, including, without limitation, any tax liability (excluding any tax liability arising from the receipt by MLMCI of interest income on any Loan under this Agreement) or liability for the payment of expenses of the trust funds established under the applicable ABS Issuance Agreements.


            GENERAL PROVISIONS

            No Waiver. No waiver or amendment of or forbearance in enforcing any provision of this Agreement nor consent to any departure by either party herefrom shall be effective unless expressly granted in writing and shall be limited to the extent expressed therein.

            Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely performed therein. Unless otherwise defined herein, terms defined in the UCC are used herein as defined therein. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            Construction. The captions in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.

            Assignment. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any rights or other obligations hereunder may be assigned by Assignor without prior written consent of MLMCI and any attempted or purported assignment hereof or thereof shall be void. MLMCI may assign any or all of its rights hereunder without consent.

            Notices, Payments, Deliveries. Unless otherwise provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile or telex communication), and such notices and other communications shall, when mailed, telegraphed, communicated by facsimile transmission or telexed, be effective when received at the address for notices for the party to whom such notice or communications is to be given as follows:

            If to MLMCI:
                       Merrill Lynch Mortgage Capital Inc.
                       Merrill Lynch World Headquarters
                       World Financial Center
                       North Tower - 8th Floor
                       New York, New York 10281
                       Attention:  Timothy M. Loughlin
                       Telephone:  (212) 449 - 5939
                       Telecopy:  (212) 449 - 6673

                       With a copy to:

                       Attention:  Michael A. Blum
                       Telephone:  (212) 449 - 8486
                       Telecopy:  (212) 449 - 6673

            If to Assignor:
                       Onyx Acceptance Funding Corporation
                       8001 Irvine Center Drive
                       Suite 500
                       Irvine, California  92718
                       Attention:  Don P. Duffy
                       Telephone:  (714) 450-5505
                       Telecopy:   (714) 450-5530


provided, however, that a facsimile or other form of electronic transmission shall be deemed to be received by the parties hereto when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission and such facsimile or other form of electronic transmission is confirmed with a printed paper copy thereof by mail or overnight courier service. All payments on and deliveries of Collateral hereunder shall be made to the address or account for payments and deliveries of such Collateral for the party to whom such payment or delivery is to be made as set forth above. Either party may revise any information relating to it by notice in writing to the other party, which notice shall be effective on the third Business Day following receipt thereof.

            Termination. When all Obligations shall have been paid in full and upon the written request of Assignor, this Agreement shall terminate and MLMCI shall release its lien and security interest hereunder and assign, transfer and deliver, against receipt, any remaining Collateral and money received in respect thereof to or on the order of Assignor. Upon the request of Assignor, MLMCI will then execute termination statements and such other documents as Assignor may reasonably request as are necessary to make clear upon the public record the termination of the lien and security interests created hereby with respect to such assignment. The obligations of Assignor under Section 15(h) below shall, with respect to each transaction entered into hereunder, survive any termination hereof.

            Aggregate Amount of Loans; Disbursement of Funds.

              The aggregate outstanding principal amount of the Loans made by MLMCI hereunder shall be limited to the Maximum Advance Amount.

              Assignor may request disbursement of amounts borrowed hereunder upon not less than two (2) Business Days' written notice to MLMCI.

              MLMCI is not obligated to make any Loan or advance under this Agreement or pursuant to the Note; provided that MLMCI agrees in good faith to give reasonable notice to Assignor of its intention not to make any further Loans or advances hereunder.

            Expenses.

              Assignor shall pay its own costs and expenses and all reasonable costs and expenses of MLMCI (including reasonable expenses for legal services) incident to the preparation and negotiation of this Agreement and any documents relating hereto, provided that Assignor's liability for such costs and expenses of MLMCI shall not exceed a total of $25,000.

              Assignor agrees to pay to MLMCI on demand all reasonable costs and expenses (including reasonable expenses for legal services) of any subsequent enforcement of any of the provisions hereof, or of the performance by MLMCI of any Obligations of Assignor in respect of the Collateral which Assignor has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral and for the custody, care or preservation of the Collateral (including insurance costs) and defending or asserting rights and claims of MLMCI in respect thereof, by litigation or otherwise, including expenses of insurance. In addition, Assignor agrees to pay to MLMCI on demand all costs and expenses (including reasonable expenses for legal services) of the registration of the Collateral in the name of MLMCI or its nominee. All such expenses shall be Obligations to MLMCI secured under this Agreement.

            MLMCI's Right to Pledge. Nothing in this Agreement shall preclude MLMCI from engaging in transactions with third parties involving the selling pursuant to a repurchase arrangement, pledging or hypothecating of the Collateral, but no such transaction shall relieve MLMCI of its obligations hereunder. MLMCI hereby grants to Assignor the right to perform in MLMCI's stead under any repurchase, reverse repurchase, loan or similar transaction in which MLMCI has sold, pledged or otherwise transferred any Pledged ABS in the event that MLMCI has defaulted on its obligations to repurchase or accept redelivery of such Pledged ABS in conformity with the terms of any such transaction and so long as an Event of Default hereunder by Assignor shall not have occurred and be continuing. MLMCI further acknowledges that each Pledged ABS identified in a Confirmation Statement and included as Collateral for a Loan hereunder is unique and identifiable on the date of such Loan and that an award of money damages would be insufficient to compensate Assignor for the losses and damages incurred by Assignor in the event of MLMCI's failure to release and redeliver any Pledged ABS upon the repayment of the related Loan by Assignor as provided hereunder.

            Indemnification. Assignor agrees to indemnify and hold harmless MLMCI against all liabilities and expenses to which MLMCI may become subject relating to any fees, taxes or liability to any third party resulting from any action taken or omitted by or upon instructions of Assignor with respect to the Collateral.

            Further Assurances. Assignor agrees that, from time to time upon the prior written request of MLMCI, it will (i) execute and deliver such further documents and do such other acts and things as MLMCI may reasonably request in order to fully effectuate the purposes of this Agreement and (ii) provide such opinions of counsel concerning matters relating to this Agreement as MLMCI may reasonably request.

            Remedies Cumulative. All rights, remedies and powers of MLMCI hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of MLMCI whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement or under the Note, MLMCI shall have all the rights and remedies of a secured party under the UCC.

            Litigation. Notwithstanding any termination hereof, Assignor hereby agrees that any legal action or proceeding against it in connection herewith may be brought in the courts of the State of New York or of the United States of America located in the City and State of New York, Borough of Manhattan, as MLMCI may elect, and Assignor hereby irrevocably submits to the jurisdiction of each of said courts, and waives any objection on the grounds of venue, forum non conveniens or similar grounds.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                       ONYX ACCEPTANCE FUNDING CORPORATION

                                    By:  ______________________________________

                                    Name:  ____________________________________

                                    Title:  ___________________________________



                       MERRILL LYNCH MORTGAGE CAPITAL INC.

                                    By:  ______________________________________

                                    Name:  ____________________________________

                                    Title:  ___________________________________

                                    EXHIBIT A


THIS NOTE IS NOT A
NEGOTIABLE INSTRUMENT.

NO TRANSFER OR SALE OF THIS NOTE SHALL BE MADE UNLESS SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS MADE IN ACCORDANCE WITH SAID ACT AND LAWS.


                                      NOTE


$50,000,000                     New York, New York           February 4, 1998
(subject to the Maximum Advance Amount)

        FOR VALUE RECEIVED, ONYX ACCEPTANCE FUNDING CORPORATION (the "Assignor") promises to pay to MERRILL LYNCH MORTGAGE CAPITAL INC. (the "Payee") the principal sum of Fifty Million Dollars ($50,000,000) (or so much thereof as shall have been advanced here against pursuant to the Master Assignment Agreement and shall be outstanding), in lawful money of the United States of America, in immediately available funds, with interest on each principal sum advanced here against or the unpaid balance thereof with such frequency and to such location as is specified in the related confirmation statement (in each case, the "Confirmation Statement") for such advance (or on such other day and with such other frequency and to such other location as may be mutually agreed upon by the Assignor and the Payee) at said office and in said money and funds from (and including) the date of the related Loan advance to (but excluding) the related Maturity Date for such Loan at the rate per annum (based on a year of 360 days and actual days elapsed) indicated on the related Confirmation Statement attached hereto, but in no event higher than the maximum rate permitted by law, and after such Maturity Date, or upon acceleration as hereinafter provided, until said balances shall be paid, at the rate per annum (based on a year of 360 days and actual days elapsed) equal to two hundred (200) basis points in excess of the interest rate for such advance, but in no event higher than the maximum rate permitted by law.

        Loans here against shall be in minimum amounts of $1,000,000. The Assignor may request disbursement of amounts borrowed hereunder upon not less than two (2) Business Days' written notice to the Payee. The Payee is not obligated to make any advances hereunder. The Payee is hereby authorized by the Assignor to endorse on the Loan Schedule amounts advanced here against, the rate of interest relating thereto and any principal prepayments hereunder (as permitted by the Assignment defined below), it being understood, however, that failure to make any such endorsement shall not affect the obligations of the Assignor hereunder in respect of the amounts advanced here against.

        This Note is the Note referred to in the Master Assignment Agreement (the "Master Assignment Agreement"), dated as of February 4, 1998, between Assignor and the Payee, granting to the Payee a first priority perfected security interest in the Collateral, as described therein. The holder is entitled to the benefits of the Master Assignment Agreement and may enforce the agreements of the Assignor contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof. All capitalized terms used in this Note and not otherwise defined shall have the respective meanings set forth in the Master Assignment Agreement except where the context clearly indicates otherwise.

        This Note and all other present and future obligations of any and all kinds of the Assignor in favor of the holder hereof, whether created directly or acquired by assignment, whether absolute or contingent, shall, unless the holder shall otherwise elect, forthwith be due and payable without notice or demand of any kind (except as expressly provided in the Master Assignment Agreement), all of which are expressly waived upon the occurrence of an Event of Default.

        The Assignor hereby agrees that any legal action or proceeding against it for enforcement of this Note or of any judgment with respect to this Note may be brought in the courts of the State of New York or of the United States of America located in the City and State of New York, Borough of Manhattan, as the holder may elect, and the Assignor hereby irrevocably submits to the jurisdiction of each of said courts, and waives any objection on the grounds of venue, forum non conveniens or similar ground. The Assignor irrevocably consents that service of process in any such action or proceeding may be made upon the Assignor by the mailing thereof by the holder by United States registered or certified mail, postage prepaid, to the Assignor at the address set forth herein below the signature of the Assignor, and the Assignor hereby further agrees that service of process in such manner shall be full and sufficient notice of any such action or proceeding.

        The Assignor waives diligence, presentment of any instrument, protest and notice of non-payment or protest and any and all other notices and demands whatsoever in connection with the delivery, acceptance, performance, default or enforcement of this Note. The Assignor will pay on demand all costs of collection (including reasonable attorneys' fees) paid or incurred by the holder in enforcing this Note on default. As used herein, the world "holder" shall mean the Payee or any endorsee of this Note who is in possession hereof, if this Note is at the time payable to the bearer.

           This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely performed therein.

                                    ONYX ACCEPTANCE FUNDING CORPORATION

                                    By:  ______________________________________

                                    Name:  ____________________________________

                                    Title:  ___________________________________

                                  LOAN SCHEDULE


This Note evidences Loans made by the Payee to the Assignor and the repayment of principal by the Assignor to the Payee, in the principal amounts and on the dates and with the related interest rates set forth below as well as the total amount advanced here against as of each such date:


                      PRINCIPAL                         PRINCIPAL             TOTAL
     DATE           AMOUNT LOANED    INTEREST RATE     AMOUNT REPAID        OUTSTANDING
     ----           -------------    -------------     -------------        -----------


--------------      -------------    -------------     -------------        -----------


--------------      -------------    -------------     -------------        -----------


--------------      -------------    -------------     -------------        -----------


--------------      -------------    -------------     -------------        -----------


--------------      -------------    -------------     -------------        -----------


--------------      -------------    -------------     -------------        -----------

                                    EXHIBIT B


                             CONFIRMATION STATEMENT
                       MERRILL LYNCH MORTGAGE CAPITAL INC.


Date:         __________________________

Assignor:      Onyx Acceptance Funding Corporation
Address:

Attention:
Telephone:
Fax Number:

                Re: LOAN PURSUANT TO MASTER ASSIGNMENT AGREEMENT

Gentlemen:

Merrill Lynch Mortgage Capital Inc. ("MLMCI") is pleased to confirm our Loan to you (the "Assignor") pursuant to the Master Assignment Agreement (the "Master Assignment Agreement"), dated as of February 4, 1998, between you and MLMCI under the following terms and conditions:

1.         Collateral Description:  ________________________

           A.  Security Issue Date:   ______________________
           B.  Percentage Ownership:  _____________________%
           C.  Face Amount:           $_____________________
           D.  Current Market Value:  $_____________________
           E.  Margin Requirement:    _____________________%


2.         Loan:                     _____ New Funds    _____ Roll

           A.  Amount:           $______________
           B.  Closing Date:     _______________
           C.  Interest Payment Date:   The last Business Day of each month.


MLMCI's Wiring Instructions               Assignor's Wiring Instructions
---------------------------               ------------------------------

Bankers Trust New York
For the Account of Merrill Lynch
   Mortgage Capital Inc.
Account Number:  00812914
ABA Number:  021-001-033

             The Note, dated February 4, 1998, which evidences advances under the Master Assignment Agreement will be annotated on the schedule attached thereto to reflect the date, amount and interest rate relating to this advance.

                  The Master Assignment Agreement is incorporated by reference into this Confirmation Statement and made a part hereof as if it were fully set forth herein. All capitalized terms used herein but not otherwise defined shall have the meanings specified in the Master Assignment Agreement.

                                            Very truly yours,

                                            MERRILL LYNCH MORTGAGE CAPITAL INC.

                                            By:  ______________________________
                                                Name:  ________________________
                                                Title:  _______________________

AGREED AND ACKNOWLEDGED:

ONYX ACCEPTANCE FUNDING CORPORATION


By:  _____________________________
Name:  ___________________________
Title:  ____________________________

                                                                       EXHIBIT C

                  [FORM OF OPINION OF COUNSEL TO THE ASSIGNOR]

                   [OPINIONS RELATING TO THE GUARANTY SHALL BE
                    DELIVERED WHEN THE GUARANTY IS DELIVERED]



Gentlemen:

                  We have acted as counsel to Onyx Acceptance Funding Corporation, a Delaware corporation (the "Assignor"), in connection with (i) the execution and delivery of the Master Assignment Agreement, dated as of February 4, 1998 (the "Agreement"), between the Assignor and Merrill Lynch Mortgage Capital Inc., a Delaware corporation ("MLMCI") and (ii) the execution and delivery of the Note, dated February 4, 1998 in the principal amount of $50,000,000 ("Note") made by the Assignor to the order of MLMCI. In addition, we have acted as counsel to Onyx Acceptance Corporation, a Delaware corporation ("Onyx"), in connection with its partial guaranty, dated February 4, 1998 (the "Guaranty"), of the obligations of Assignor under the Agreement. Unless otherwise defined herein, all defined terms used herein shall have the meanings assigned thereto in the Agreement.

                  As counsel to the Assignor and Onyx, we have participated in the preparation and negotiation of the Agreement, the Note, the Guaranty and the other documents and instruments executed and delivered pursuant thereto and in connection therewith by the Assignor.

                  In this connection, we have examined, among other documents, the Certificate of Incorporation and By-Laws of the Assignor and Onyx, the minutes of meetings of the Assignor, and such other documents and records of the Assignor and Onyx as we have deemed relevant and necessary as a basis for the conclusions contained in the opinions hereafter set forth. As to factual matters, we have relied, among other things, without independent investigation, on the factual representations of each of the Assignor and Onyx in officer's certificates and such factual representations of each of the Assignor and Onyx as appear in the Agreement, the Note, the Guaranty and the officer's certificates. In addition, we have obtained and relied upon such other documents and certificates as we have demed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us photostatic copies.

                  Based upon the foregoing, we are of opinion that:

                  The Assignor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under the Agreement and the Note. Assignor is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of Assignor and its subsidiaries, considered as a whole.

                  Each of the Agreement and the Note has been duly executed and delivered by Assignor and constitutes the legal, valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms.

                  No authorization, consent approval, license, filing or registration with any governmental or regulatory authority or agency is required under California, New York or federal law for the validity of the execution and delivery of, or performance by Assignor of its obligations under the Agreement and the Note (except (a) such as have been received or made, (b) such as may be required under California, New York or federal securities laws, as to which no opinion is expressed, and (c) such filings of financing or continuation statements as may be required to be made under the Uniform Commercial Code in any jurisdiction).

                  The execution, delivery and performance by Assignor of the Agreement and the Note (a) has been duly authorized by all necessary corporate action on the part of Assignor, (b) does not and will not violate, or result in a breach of (1) the Certificate of Incorporation or Bylaws of Assignor, (2) the provisions of the Delaware General Corporate Law or any California, New York or federal law, rule or regulation applicable to Assignor (other than California, New York and federal securities laws, as to which no opinion is expressed) or
(3) to the best of counsel's knowledge, any order of any court or other governmental authority to which Assignor is a party or by which Assignor or any of its properties are bound or subject, where, in the case of items (2) and (3), such violation or breach could have a material and adverse effect on the ability of Assignor to perform its obligations under the Agreement or the Note and (c) will not conflict with, or result in a breach, violation or acceleration of, or constitute a default under any material agreement to which Assignor is a party or by which Assignor is bound.

                  To the best of counsel's knowledge, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against Assignor which could reasonably be expected to interfere with or materially and adversely affect the consummation of the transactions contemplated in this Agreement or the Note.

                  Onyx is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under the Guarantee. Onyx is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of Onyx and its subsidiaries, considered as a whole.

                  The Guaranty has each been duly authorized, executed and delivered by Onyx, and constitutes a valid and legally binding obligation of Onyx enforceable against Onyx in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

                  The execution, delivery and performance by Onyx of the Guaranty (a) has been duly authorized by all necessary corporate action on the part of Onyx, (b) does not and will not violate, or result in a breach of (1) the Certificate of Incorporation or Bylaws of Onyx, (2) the provisions of the Delaware General Corporation Law, or any California, New York or federal law, rule or regulation applicable to Onyx (other than California, New York and federal securities laws, as to which counsel expresses no opinion) or (3) to the best of counsel's knowledge, any order of any court or other governmental authority to which Onyx is a party or by which Onyx or any of its properties are bound or subject, where in the case of items (2) and (3) above, such violation or breach could have a material and adverse effect on the ability of Onyx to perform its obligations under the Guaranty and (d) will not conflict with, or result in a breach, violation or acceleration of, or constitute a default under any of the material agreements to which Onyx is a party or by which it is bound.

                  To the best of counsel's knowledge, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against Onyx which could reasonably be expected to interfere with or materially and adversely affect the consummation of the transactions contemplated in the Guaranty.

                  Each Pledged ABS will have been endorsed in a manner which satisfies any requirement of endorsement in order to transfer all right, title and interest in and to that Pledged ABS from Assignor to MLMCI. This Agreement together with (a) the delivery of such related Pledged ABS to MLMCI and (b) the endorsement of such Pledged ABS to MLMCI, creates a valid, perfected security interest in such Pledged ABS in favor of MLMCI. Such security interest will have the same priority and will be subject to the same security interests and liens as apply to such Pledged ABS in the hands of Assignor.

                  Assignor acquired each Pledged ABS in a true sale from Onyx.

                  In the event of an insolvency proceeding against Onyx, the assets of Assignor would not be consolidated with those of Onyx.


                                             Very truly yours,

                                                                       EXHIBIT D


                  LOCATION OF CHIEF EXECUTIVE OFFICES AND COLLATERAL

Chief Executive Office
----------------------

                  Onyx Acceptance Funding Corporation
                  8001 Irvine Center Drive
                  Suite 500
                  Irvine, California  92718





Collateral

            With respect to any Loan, the Pledged ABS to be delivered to, and held by, MLMCI or its bailee.

                                                                       EXHIBIT E

                           ONYX ACCEPTANCE CORPORATION
                            8001 IRVINE CENTER DRIVE
                                   FIFTH FLOOR
                            IRVINE, CALIFORNIA 92618




                                                    February __, 1998


Merrill Lynch Mortgage Capital Inc.
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York  10281


Gentlemen:

                  This letter will confirm that Onyx Acceptance Corporation, a Delaware corporation ("Guarantor"), agrees to absolutely and unconditionally guaranty to Merrill Lynch Mortgage Capital Inc. and any of its affiliates (collectively, the "Beneficiary"), the full and prompt payment and performance of the obligations, undertakings and liabilities of Onyx Acceptance Funding Corporation, a Delaware corporation ("Assignor"), arising under the terms and provisions of a Master Assignment Agreement (the "Agreement"), dated as of February 4, 1998 by and between Assignor and Merrill Lynch Mortgage Capital Inc. ("MLMCI"), in an amount not to exceed 10% of the aggregate outstanding amount owed by Assignor to MLMCI under the Agreement (such obligations, undertakings and liabilities are herein referred to as the "Guarantied Obligations"). Guarantor hereby expressly consents to any amendment to the Agreement as may be agreed upon by Assignor and MLMCI and waives notice of any such amendment. A copy of the Agreement is attached hereto as Exhibit A. Capitalized terms used and not otherwise defined herein shall have the meanings assigned in the Agreement.

                  Guarantor hereby represents and warrants to you that Assignor is a direct or an indirect wholly-owned subsidiary of Guarantor.

                  Guarantor hereby agrees that if Assignor shall fail at any time to make due and punctual payment to the Beneficiary of any Guarantied Obligation or if Assignor shall fail at any time to perform any other Guarantied Obligation to the Beneficiary, Guarantor will forthwith pay such amount and perform such obligation without demand therefor.

                  Guarantor covenants and agrees to immediately notify MLMCI if a representation, warranty or covenant of Assignor under Agreement has been breached or if an Event of Default shall have occurred.

                  Guarantor, to the extent consistent with applicable law, hereby waives any requirement that the Beneficiary take legal action against Assignor before enforcing this guaranty; agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Guarantied Obligations or the dissolution, liquidation, reorganization or other change regarding the Assignor or the Assignor seeking protection, or having a case or proceeding commenced against it, under any law for the protection of debtors or creditors; waives diligence, presentment, demand for payment or performance, protest or notice or other formality of any kind whatsoever; waives filing of claims with any court in case of the insolvency, reorganization or bankruptcy of the Assignor; waives any fact, event or circumstance that might otherwise constitute a legal or equitable defense to or discharge of Guarantor, including (but without typifying or limiting this waiver) failure by the Beneficiary to perfect a security interest in any collateral securing performance of any Guarantied Obligation and any delay by the Beneficiary in exercising any of its rights hereunder, Guarantor covenants that this guaranty will not be discharged except by full and final payment and performance to the Beneficiary of all Guarantied Obligations incurred while it is effective, and agrees that this guaranty shall continue to be effective or be reinstated (as the case may be) if at any time all or any part of any payment or interest thereon or other performance by Assignor is avoided or must otherwise be restored by the Beneficiary. Guarantor hereby further consents to any renewal or modification of any Guarantied Obligation or any extension of the time within which such is to be performed and to any other indulgences, whether before or after the date of this guaranty.

                  Guarantor agrees to pay on demand all out-of-pocket expenses (including legal fees and disbursements) incurred by the Beneficiary in connection with the enforcement and protection of its rights hereunder.

                  This is a continuing guaranty and will remain in effect until thirty (30) days after written notice of termination is received by Merrill Lynch Mortgage Capital Inc., Merrill Lynch World Headquarters, World Financial Center, North Tower, 8th Floor, New York, New York 10281, Attention: Timothy M. Loughlin. Any such termination shall not affect or reduce Guarantor's obligations hereunder for any liability of Assignor that arose prior to the expiration of said thirty-day period. This guaranty shall terminate and shall be of no further force or effect upon full payment of all amounts due to MLMCI under the Agreement. This guaranty shall inure to the benefit of any successor of the Beneficiary and be binding on any successor or assignee of Guarantor.

                  This guaranty shall be governed by and construed in accordance with the laws of the State of New York. Guarantor hereby agrees that (i) any dispute or controversy arising out of or relating to this guaranty, the Agreement or the Note shall be submitted to arbitration before the American Arbitration Association, (ii) the arbitration proceedings shall be conducted in New York, New York and (iii) the decision of the arbitrators shall be final and judgment may be entered on the award. In the event that such arbitration is unavailable, Guarantor hereby submits to the jurisdiction of the United States Federal and New York State courts situated in the City, County, and State of New York and hereby agrees that any litigation arising out of or relating to this guaranty, the Agreement or the Note shall be brought in such courts. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the non-enforceability of any such other provision or agreement.

                  Any demand by MLMCI for payment or performance by Guarantor shall be by a written demand to Guarantor, which shall be deemed to have been duly given if made by facsimile transmission to Onyx Acceptance Corporation, 8001 Irvine Center Drive, Fifth Floor, Irvine, California 92618, Attention: Don
P. Duffy, Phone: (714) 450-5505, Fax: (714) 450-5530 or if personally delivered at or upon the fifth day after deposit in the mails, mailed by registered mail, postage prepaid, to Onyx Acceptance Corporation, 8001 Irvine Center Drive, Fifth Floor, Irvine, California 92618, Attention: Don P. Duffy.

                                           Very truly yours,

                                           ONYX ACCEPTANCE CORPORATION


                                           By:  _________________________
                                           Name:  _______________________
                                           Title:  ______________________


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

                                    EXHIBIT F


                            MONTHLY COLLATERAL REPORT


INDEX                               DELINQUENCY
                  Issuer                   STATUS
                  Account Number                (Current/Delinq/Fcir/REO)
                                           Last Pay Date
SECURITIZATION INFO                 Months Delinquent
                  Deal                     24 Months Status History
                                                  (ie CCCCCCC369CC369999FFFRRR)
LOAN ATTRIBUTES
                  Loan Type         DEFAULT
                  Original Balance                 Defaulted Amount
                  Origination Date                 Liquidation Loss Amount
                  Maturity Date                           Default Date
                  Zip Code
                  County                    PREPAYMENT
                  State                            Prepay Amount
                  WAC                       Prepay Penalty Paid
                  RTM Amort                 Prepay Date
                  RTM Std
                  P&I               ARM SPECIFIC
                  Current Balance                  Next IA Date
                  CLTV                             Reset Frequency
                  Property Type                    Margin
                  Occupancy Status          Index
                  Loan Purpose                     Caps/Floors
                  Documentation                           Periodic Cap
                  Balloon                                 Life Cap
                  Lien                                    Life Floor
                  2nd Lien Ratio
                  Prepay Penalty Schedule
                      (ie 3yr penalty - 6mo interest)
                  Servicer
                  Loan Source (Retail/Corresp/Wholesale)

BORROWER INFORMATION
                  FICO Score
                  Credit Grade
                  DTI

                                       F-1